Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 500 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

HECLA MINING COMPANY

(Exact name of obligor as specified in its charter)

Delaware	77-0664171
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

6500 North Mineral Drive, Suite 200 Coeur d’Alene, Idaho	83815-9408
(Address of principal executive offices)	(Zip code)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant	Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification No.
Burke Trading, Inc.	Delaware	20-1713481
Hecla Admiralty Company	Delaware	26-1939060
Hecla Alaska LLC	Delaware	20-3432198
Hecla Greens Creek Mining Company	Delaware	84-1026255
Hecla Juneau Mining Company	Delaware	52-1728103
Hecla Limited	Delaware	82-0126240
Hecla MC Subsidiary, LLC	Delaware	30-0738758
Hecla Silver Valley, Inc.	Delaware	20-8525633
Rio Grande Silver, Inc.	Delaware	26-0715650
Silver Hunter Mining Company	Delaware	26-2311170
Hecla Montana, Inc.	Delaware	46-4577805
Revett Silver Company	Montana	91-1965912
Troy Mine Inc.	Montana	91-1998829
RC Resources, Inc.	Montana	71-0964096
Revett Exploration, Inc.	Montana	46-1472712
Revett Holdings, Inc.	Montana	46-1461451
Mines Management, Inc.	Idaho	91-0538859
Newhi Inc.	Washington	91-1409462
Montanore Minerals Corp.	Delaware	34-1583080
Klondex Holdings (USA) Inc.	Nevada	46-4317246
Klondex Gold & Silver Mining Company	Nevada	91-0917394
Klondex Midas Holdings Limited	Nevada	88-0496768
Klondex Midas Operations Inc.	Nevada	88-0482449
Klondex Aurora Mine Inc.	Nevada	81-3947077
Klondex Hollister Mine Inc.	Nevada	81-4718745
Hecla Quebec Inc.	Canada	Not Applicable

6500 North Mineral Drive, Suite 200 Coeur d’Alene, Idaho	83815-9408
(Address of principal executive offices)	(Zip code)

7.250% Senior Notes due 2028

and Guarantees 7.250% Senior Notes due 2028

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.

A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee.

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 19th day of February, 2020.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business December 31, 2019, published in accordance with Federal regulatory authority instructions.

Dollar amounts
in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,602
Interest-bearing balances	236,971
Securities:
Held-to-maturity securities	0
Available-for-sale securities	171,155
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, held for investment	0
LESS: Allowance for loan and lease losses	0
Loans and leases held for investment, net of allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	23,484
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets	856,313
Other assets	103,122
Total assets	$1,393,647

LIABILITIES
Deposits:
In domestic offices	3,658
Noninterest-bearing	3,658
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	19,123
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	231,041
Total liabilities	253,822
Not applicable
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	323,946
Not available
Retained earnings	814,573
Accumulated other comprehensive income	306
Other equity capital components	0
Not available
Total bank equity capital	1,139,825
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,139,825

Total liabilities and equity capital	1,393,647

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty     )     CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President )
Michael P. Scott, Managing Director )	Directors (Trustees)
Kevin P. Caffrey, Managing Director )